Exhibit 99.2

Contact:	Alberto López
Harrah’s Entertainment
+1-702-407-6344

HARRAH’S ENTERTAINMENT ANNOUNCES TRANSACTION APPROVAL BY THE

MISSISSIPPI GAMING COMMISSION

LAS VEGAS, Nev. – October 18, 2007 – Harrah’s Entertainment, Inc., (NYSE:HET) today announced it received approval from the Mississippi Gaming Commission for the proposed acquisition of Harrah’s by affiliates of Apollo Management, L.P. and TPG Capital. The transaction remains subject to approval by other jurisdictions in which Harrah’s subsidiaries operate and other conditions to closing set forth in the agreement and plan of merger entered into on December 19, 2006.

“We’re pleased by the review and approval of the Mississippi Gaming Commission for the proposed acquisition of Harrah’s Entertainment,” said Gary Loveman, chairman, CEO and president of Harrah’s Entertainment, Inc. “Mississippi continues to be a key market for Harrah’s as we are an integral part of the state’s community. Our announced +$700 million development plan for the Margaritaville Casino Resort in Biloxi is a representative example of our commitment. This transaction with Apollo Management and TPG Capital allows Harrah’s to continue its emphasis on growth and in providing the best guest experience throughout our network of gaming destinations.”

About Harrah’s Entertainment

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada nearly 70 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions, and now owns or manages casinos on four continents. The company’s properties operate primarily under the Harrah’s®, Caesars® and Horseshoe® brand names; Harrah’s also owns the London Clubs International family of casinos. Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

For more information, please visit: www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein): the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with TPG and Apollo; the outcome of any legal proceedings that have been, or will be, instituted against the Company related to the merger agreement; the inability to complete the merger due to the failure to satisfy conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the impact of the substantial indebtedness to be incurred to finance the consummation of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis; the ability to timely and cost-effectively integrate acquisitions into our operations, including London Clubs; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

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